UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2009 (July 23, 2009)

Management Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Road, Suite 120     San Juan Capistrano, California 92675

(Address of principal executive offices)

(949) 373-7286

(Registrant's telephone number)

MGMT Energy, Inc. 3203 Third Avenue North #300 Billings, Montana 59101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 23, 2009, Management Energy, Inc., a Nevada corporation (the “Company”) entered into a stock purchase agreement with an accredited investor for the sale  of 400,000 shares of its common stock, par value $.001 per share, at a purchase price of $1.00 per share.  The private placement of common stock was offered and sold in reliance on the exemption from registration provided by Section 4(2) the Securities Act of 1933, as amended. In connection with the stock purchase agreement, the Company has agreed that it will not expend the proceeds of the offering without the consent of the investor.

Item 3.02.  Unregistered Sales of Equity Securities

On July 24, 2009, the Company closed on the sale of 400,000 shares of its common stock for $400,000 in gross proceeds to the Company.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated July 23, 2009.
10.2	Addendum to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009	MANAGEMENT ENERGY, INC.

By: /s/ Matt Szot
Name: Matt Szot
Title: Chief Financial Officer

2